UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2010

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The Investment Agreement

On May 23, 2010, Hampton Roads Bankshares (the “Company”) and affiliates of The Carlyle Group (“Carlyle”) and Anchorage Advisors, L.L.C. (“Anchorage” and collectively with Carlyle, the “Anchor Investors”) entered into a binding agreement (the “Investment Agreement”) to purchase common stock of the Company, par value $0.625 (“Common Stock”), as part of an expected aggregate $255 million capital raise by the Company from institutional investors in a private placement.  Funds affiliated with Carlyle and Anchorage will each purchase approximately 168.8 million shares of Common Stock at $0.43 per share for individual amounts of $72,565,714.  Each will own 23.1% of the voting equity of the Company after giving effect to the transactions described above and assuming that the rights offering referred to below is fully subscribed by existing shareholders.  The Investment Agreement also contemplates that the Company will enter into agreements (the “Securities Purchase Agreements”) with other investors (the “Other Investors,” and collectively with the “Anchor Investors,” the “Investors”) to purchase an additional 255,508,307 shares of Common Stock at $0.43 per share for an aggregate amount of $109,868,572.

Conditions to Closing of Investment

Issuance of the shares upon the closing of the investment pursuant to the Investment Agreement (the “Closing”) is conditioned upon completion of the issuances pursuant to the Securities Purchase Agreements, antitrust clearance, receipt of bank regulatory approvals, the approval of the transactions and certain amendments to the Company’s Articles of Incorporation by the Company’s shareholders, approval of the Preferred Stock Amendments referred to below by the Company’s shareholders, continued listing of the Common Stock on NASDAQ upon the closing, the consummation of the TARP Exchange and Exchange Offers, each of which is described below, the changes to the Company’s Board of Directors referred to below, the absence of burdensome regulatory conditions or agreements at Closing, the satisfaction of minimum liquidity conditions and the Company’s well-capitalized status following completion of the transactions, among other conditions.  Closings under the Investment Agreement, Securities Purchase Agreements, TARP Exchange, and Exchange Offers will occur simultaneously and none of the foregoing transactions will close without the closing of all the other transactions.

TARP Exchange

       The United States Department of Treasury (the "Treasury") has consented, subject to completion of the transactions contemplated by the Investment Agreement and Securities Purchase Agreements and other conditions, to an exchange of its Series C preferred stock which would result in the issuance to the Treasury of 581.39 shares of Common Stock valued at $0.43 per share for each such share of Series C preferred stock (the "TARP Exchange"), reflecting an exchange value of $250.00 per share of Series C preferred stock or 25% of its liquidation preference.  Treasury has also agreed to adjust its warrant to reduce the warrant exercise price to $0.43 per share but Treasury has agreed that it will not increase the number of shares subject to the warrant (as would be required under the original terms of the warrant).

Series A Preferred Stock and Series B Preferred Stock Exchange Offers

Prior to the Closing, the Company is required to conduct exchange offers for each outstanding share of Series A and Series B preferred stock (collectively, the “Series A and B Preferred Stock”) for Common Stock (collectively, the “Exchange Offers”) pursuant to which each share of Series A and B Preferred Stock will be exchanged for 348.83 shares of Common Stock (reflecting an exchange value of $150.00 per share or 15% of its liquidation preference and a conversion price of $0.43 per share). The Company is required to file a tender offer statement on Schedule TO-I (the “Schedule TO”) with the U.S. Securities and Exchange Commission (the “SEC”) detailing the Exchange Offers.

Amendment of Terms of Series A and B Preferred Stock

The exchange or conversion of the shares of Series A and B Preferred Stock is required by the Investment Agreement, Securities Purchase Agreements, and Treasury.  The Investment Agreement and Securities Purchase Agreements require either conversion of 100% of the shares or conversion of a majority of the shares and the amendment to the designations of the Series A and B Preferred Stock to, among other things, make it mandatorily convertible at the Company’s option into Common Stock.  Holders of Series A and B Preferred Stock tendering in the Exchange Offers will be required to vote for amendments to the Series A and/or B preferred stock (the “Preferred Stock Amendments”), as applicable.  Among other things, the Preferred Stock Amendments will eliminate all dividend rights, reduce the liquidation preference from $1,000 to $100 per share, and, at the option of the Company, provide for the mandatory conversion at the Company’s option of all Series A and B Preferred Stock not voluntarily exchanged in the Exchange Offers.

The Preferred Stock Amendments require approval by a majority of the common shareholders as well as a majority of the holders of Series A and B Preferred Stock.  If the Preferred Stock Amendments are approved, the remaining holders of Series A and B Preferred Stock who do not exchange will be subject to the mandatory conversion and other features of the Preferred Stock Amendments described above.  The Company will file a proxy statement with the SEC (the “Proxy Statement”) in connection with the solicitation of Common Stock holders with respect to the Preferred Stock Amendments and other matters to be voted upon in connection with the Closing and will distribute a proxy statement and offer to exchange to the holders of the Series A and B Preferred Stock.

Rights Offering

The Investment Agreement also requires that following the Closing, the Company will commence a rights offering providing holders of Common Stock with a non-transferable right to purchase newly issued shares of Common Stock at $0.43 cents per share, the same price paid by the Investors and Treasury (the “Rights”).  The holders of Common Stock who will receive the Rights are shareholders who hold common shares as of Closing and holders of Series A and B Preferred Stock who tender their preferred shares in the Exchange Offers, but will not include those holders of Preferred Stock who fail to tender prior to the expiration of the Exchange Offers, even if their shares are later converted into to Common Stock by the Company.  In aggregate, the Rights will provide for the purchase of a maximum of $20 million of Common Stock. The Investors will not be issued any Rights in the rights offering; however, in the event the rights offering is undersubscribed, the Investors are to required to purchase on a pro rata basis any shares of Common Stock that are not purchased pursuant to the rights offering.

Voting Agreement

Simultaneously with the execution of the Investment Agreement and the Securities Purchase Agreements, each member of the Board of Directors executed a voting agreement (“Voting Agreement”) which requires each director to vote all shares of stock beneficially owned by such director in favor of all transactions described in the Investment Agreement (collectively, the “Recapitalization Plan”).  Without limiting the foregoing, directors owning Series A and B Preferred Stock have agreed in the Voting Agreement to approve the Preferred Stock Amendments.

Changes to the Board of Directors

As a condition to closing under the Investment Agreement, the Board of Directors is also required to decrease in size to nine members at Closing.  The nine member board must include a director designated by Carlyle, a director designated by Anchorage and the Chief Executive Officer of the Company.

Other Provisions

The Investment Agreement contains representations by the Company and the Anchor Investors as well as covenants with respect to the Company’s actions prior to the Closing and the parties’ actions in connection with the transactions.  The Investment Agreement also provides for indemnification provisions in favor of the Anchor Investors and the Company and covenants restricting the Company’s solicitation of acquisition transactions other than the transactions contemplated above.

The Investment Agreement also provides for registration rights pursuant to which the Company will be obligated to register the shares purchased by the Anchor Investors under the Securities Act of 1933 in order to permit resales by the Anchor Investors following the closing of the investment.

Securities Purchase Agreements

As contemplated by the Investment Agreement, the Company has also entered and continues to enter into binding Securities Purchase Agreements, with the Other Investors, who are institutional buyers and accredited investors, to purchase 255,508,307 shares of Common Stock at $0.43 per share for an aggregate amount of $109,868,572.  The Securities Purchase Agreements contain terms and conditions similar to the Investment Agreement.

A special committee of the Company’s Board of Directors evaluated and recommended to the full Board of Directors the Investment Agreement and the transactions contemplated therein.  The full Board of Directors unanimously approved the Investment Agreement and the transactions contemplated therein and recommended that the Company’s shareholders approve the same.  The Company expects to call a special meeting of stockholders and distribute the Proxy Statement for such purpose as soon as practicable.

The foregoing summary of the Investment Agreement and Securities Purchase Agreements is not complete and is qualified in its entirety by reference to the full text of the Investment Agreement and Form of Securities Purchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 3.02  Unregistered Sale of Equity Securities.

  To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

The Company entered into the Investment Agreement, has entered into and continues to enter into Securities Purchase Agreements providing for the sale of Common Stock for an aggregate combined total of up to $255 million, as described above under Item 1.01.  The securities will be issued to the Investors in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Item 9.01  Financial Statements and Exhibits.

Ex. 10.1	Investment Agreement, dated May 23, 2010
Ex. 10.2	Form of Securities Purchase Agreement

Additional Information

    Certain investments discussed herein and in the attached exhibits involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act.  Such securities may not be offered or sold absent registration or an applicable exemption from registration.  This discussion contained herein and in the attached exhibits does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transactions contemplated herein and in the attached exhibits.  The Company and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies.  The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The tender offers described herein and in the attached exhibits have not yet commenced.  The description of Exchange Offers is contained therein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The Company will file a Schedule TO with the SEC upon the commencement of such Exchange Offers.  Eligible holders of Series A and B Preferred Stock should read the Schedule TO and other related materials when those materials become available, because they will contain important information about the Exchange Offers.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to:  Hampton Roads Bankshares, Inc., John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Caution about Forward-Looking Statements

Certain information contained herein and in the attached exhibits may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, the conditions necessary for closing on proposed capital investments and the exchange of preferred shares for common shares, the Company’s future growth and market position, and the execution of its business plans.  There can be no assurance that the Company will be able to close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: May 27, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 10.1	Investment Agreement, dated May 23, 2010
Ex. 10.2	Form of Securities Purchase Agreement